As filed with the Securities and Exchange Commission on October 21, 2021

Registration No. 333-255894

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IR-Med, INC.

Z.H.R Industrial Zone

Rosh Pina, Israel

(Exact name of registrant as specified in its charter)

Nevada	3845	83-0452269
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation or organization)	Classification Code)	Identification)

ZHR Industrial Zone Rosh Pina Israel	+972-4-655-5054
(Address, including zip code, of registrant’s principal executive offices)	(Telephone number, including area code)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

David Aboudi, Esq.

Aboudi Legal Group PLLC

745 Fifth Avenue

New York, NY 10151

(646) 768-4285

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SHARES OF THE COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-1 (File No. 333-255894) (the “Registration Statement”) of IR-Med, Inc. is being filed solely for the purpose of filing a corrected version Exhibit 3.4 and providing an updated auditor consent (Exhibit 23.1), as indicated in Item 16 of Part II of the Registration Statement. This Amendment does not modify any provision of the prospectus that forms a part of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus has not been included herein.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized.

IR-MED, INC.

October 21, 2021	By:	/S/ Rom Eliaz
Rom Eliaz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oded Bashan	Chairman of the Board	October 21, 2021
Oded Bashan

/s/ Rom Eliaz	Chief Executive Officer	October 21, 2021
Rom Eliaz	(Principal Executive Officer)

/s/ Sharon Levkoviz	Chief Financial Officer	October 21, 2021
Sharon Levkoviz	(Principal Financial and Accounting Officer)

/s/ Aharon Klein	Chief Technology Officer, Director	October 21, 2021
Aharon Klein

/s/ Yoram Drucker	Director	October 21, 2021
Yoram Drucker

/s/ David Lazar	Director	October 21, 2021
David Lazar

/s/ Ohad Bashan	Director	October 21, 2021
Ohad Bashan

/s/ Ron Mayron	Director	October 21, 2021
Ron Mayron

/s/ Yaniv Cohen	Director	October 21, 2021
Yaniv Cohen

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1**	Stock Exchange Agreement dated as of December 24, 2021, by and among IR-Med, Inc., IR. Med Ltd. and the former stockholders of IR. Med Ltd.
3.1**	Amended and Restated Articles of Incorporation of IR-Med, Inc.
3.2**	Amendment to Amended and Restated Articles of Incorporation
3.3**	Amended and Restated Bylaws of the Registrant
3.4*	Amendment to Amended and Restated Articles of Incorporation
4.1**	Specimen of Stock Certificate
5.1**	Opinion of Aboudi Legal Group PLLC
10.1**	Convertible Bridge Loan Agreement dated March 6, 2018 among IR. Med Ltd. and the Lenders scheduled therein
10.2**	Amendment to the Convertible Bridge Loan Agreement referred in Exhibit 10.3 dated as of March 31, 2020
10.3**	Second Amendment to the Convertible Bridge Loan Agreement referred in Exhibit 10.3 dated as of July 20, 2020
10.4@**	Loan Agreement between Yaniv Cohen and IR Med Ltd. dated January 2015
10.5@**	Loan Agreement between Aharon Klein and IR Med Ltd. dated January 2015
10.6**	Clarification to the agreements referred to Exhibits 10.4 and 10.5
10.7@**	Form of Letter Engagement with Non-Employee Directors
10.8@**	Form of Letter Agreement with Employee Director
10.9@**	Amended and Restated Consulting Agreement dated as of December 24, 2020 between IR. Med Ltd and Aharon Klein
10.10@**	Employment Agreement dated as of April 1, 2021 IR. Med. Ltd and Yoram Drucker
10.11@**	Employment Agreement dated as of January, 2021 between IR. Med Ltd and Sharon Levkoviz
10.12@**	Employment Agreement dated as of December 24, 2020 between IR. Med Ltd Limor Davidson Mund
10.13@**	Settlement and Termination Agreement dated as of April 7, 2021 between IR. Med Ltd and Limor Davidson Mund
10.14@**	Consulting Agreement dated November 19, 2019 between IR. Med Ltd and Yaniv Cohen
10.15@**	Employment Agreement dated as March 2, 2021 between IR. Med Ltd. and Aharon Binur
10.16**	Form of Securities Purchase Agreement, dated December 24, 2021, by and among IR-Med, Inc.. and the Purchasers
10.17**	Form of Common Stock Purchase Warrants
10.18@**	2020 Incentive Stock Plan
10.19@**	Form of Stock Option Award Agreement under the 2020 Incentive Stock Plan
10.20**@	Employment Agreement dated as of June 22, 2021 between Dr. Rom Eliaz and IR-Med Ltd.
10.21**@	Lease Agreement dated between IR Med Ltd. and Algaennovation Ltd. dated as of February 1 2020 [Engish Language Translation]
10.22**	Amendment to Lease Agreement [English Language Translation]
21.1**	List of Subsidiaries
23.1*	Consent of KPMG
23.2**	Consent of Aboudi Legal Group PLLC (Contained in Exhibit 5.1)

* Filed Herewith

** Previously Filed

@ Management Contract or Compensatory Plan Arrangement